SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 14, 2006

SOFTBRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51118	41-2021446
(State or other jurisdiction or	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Two Meridian Crossings, Suite 800 Minneapolis, Minnesota		55423
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (612) 851-1500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into Material Definitive Agreement.

A.  Series D Financing.  On August 14, 2006, SoftBrands, Inc. (“SoftBrands”) closed on the sale of 5,000 shares of its Series D Convertible Preferred Stock (“Series D Stock”) and warrants (the “Warrants”) to purchase 333,333 shares of common stock for gross sales proceeds of $5,000,000.  In addition, two shareholders of the Company have the right under pre-existing contracts to acquire up to 1,673 shares of the Series D Stock and up to 111,533 Warrants.  The proceeds from the sale of the Series D Stock and Warrants were used as partial consideration for the acquisition of all of the outstanding capital stock of MAI Systems Corporation (“MAI”) through the merger (the “Merger”) of SBN Acquisition Corp., a wholly owned subsidiary of SoftBrands, with and into MAI.  As a condition to the sale of the Series D Stock and Warrants, SoftBrands also exchanged 18,000 shares of its Series C-1 Convertible Preferred Stock (“Series C-1 Stock”) on a share for share basis for all 18,000 shares of its outstanding Series C Convertible Preferred Stock (“Series C Stock”).  The Series C-1 Stock is identical to the Series C Stock except with respect to its dividend rate, which is 8% for the Series C-1 Stock rather than the 6% payable on the Series C Stock and increases by 2% for the Series C-1 Stock if SoftBrands violates certain agreements. In connection with the sale, SoftBrands entered into the following material agreements, or amended agreements:

1.  Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock (the “Series D Certificate of Designations”).  The Series D Certificate of Designations constitutes an amendment to SoftBrands’ Certificate of Incorporation that defines the rights of the Series D Stock.  The Series D Certificate of Designations was adopted by the Board of Directors of SoftBrands, was filed with the Secretary of State of the State of Delaware on August 14, 2006, and is described under Item 5.02 of this Form 8-K.

2. Series D Convertible Preferred Stock and Warrant Purchase Agreement dated as of August 14, 2006 between SoftBrands, Inc., and ABRY Mezzanine Partners, L.P.  (the “Series D Purchase Agreement”).  The Purchase Agreement, executed August 14, 2006, provides for the purchase by ABRY Mezzanine Partners, L.P. (“ABRY”) of 5,000 shares of Series D Stock and warrants to purchase 333,333 shares of common stock for $5,000,000.  The Series D Purchase Agreement also provides an option to Capital Resource Partners IV, L.P. (“CRP” and with ABRY, the “Investors”) to purchase up to an additional 1,000 shares of Series D Stock and warrants to purchase up to 66,667 shares of common stock for $1,000,000 that must be exercised on or before September 4, 2006, and if not exercised, may be exercised by ABRY through September 8, 2006.  The Purchase Agreement also:

•                  Contains representations and warranties of SoftBrands traditional for such agreements;

•                  Contains representations of ABRY regarding investment intent and similar matters;

•                  Contains conditions to the closing of the sale which occurred on August 14, 2006;

•                  Contains negative covenants by SoftBrands prohibiting it, without the consent of the holders of a majority of the Series D Stock, from:

•                  using the proceeds from the sale except to pay for Permitted Acquisitions (including the Merger), to pay fees and expenses of the sale and for working capital;

•                  completing a sale of SoftBrands prior to August 14, 2009 unless the sale generates consideration to the Investors from the sale and from accrued dividends of at least 175% of the invested amount of such Investors, or after August 14, 2009 unless the holders of Series D Stock receive at least the redemption value of such stock;

•                  borrowing money to the extent that the ratio of SoftBrands’ indebtedness for borrowed money to EBITDA exceeds 2 to 1, except that SoftBrands may borrow up to $23 million under the Credit Agreement described in Item 1.01 C. below (the “Credit Agreement”), and may borrow up to $30 million under that agreement after March 31, 2007, provided it satisfies EBITDA goals;

•                  completing any single acquisition for more than $5 million; and

•                  entering into agreements that cause violation of the investment documents, represent transactions with affiliates without board approval, sell stock of subsidiaries, or materially alter its principal line of business;

•                  Contains affirmative covenants to:

•                  use reasonable efforts to maintain AMEX listing;

•                  maintain properties, corporate existence, insurance, books and records and intellectual property, pay taxes, comply with law, maintain a reservation of common stock covering conversion rights and file SEC reports;

•                  Requires delivery to the investors of annual, quarterly and monthly financial information and annual budgets, as well as access to other information

•                  Contains an appointment right to cause SoftBrands to retain an investment banker to assist SoftBrands in soliciting interest in and, subject to approval and direction of the board, consummate a sale of SoftBrands if the Series D Stock has not been redeemed or converted before August 14, 2013, or in the event of breach of provisions of the Series D Certificate of Designations, or certain of the covenants in the Series D Purchase Agreement; and

•                  Contains indemnity provisions for losses caused by breaches of representations or covenants in the agreement.

3. Stock Purchase Warrant dated August 14, 2006 (a “Warrant”).  On August 14, 2006, SoftBrands executed and delivered to ABRY a Warrant to purchase 333,333 shares of SoftBrands’ common stock.  The Warrant is exercisable at a price of $1.84 per share until August 14, 2016, and contains cashless exercise provisions.  The exercise price of the Warrant is subject to adjustment on a weighted average basis if SoftBrands issues securities (other than excepted issuances for benefit plans, existing convertible or exercisable securities, securities issued in bank financing, leasing, and strategic transactions and securities issued in acquisitions) at a price below the conversion price or below 80% of the market price on the date of issue.

4.  First Amendment dated August 14, 2006 to Amended and Restated Investor Rights Agreement dated August 17, 2005 among SoftBrands, ABRY and CRP (the “Investor Rights Agreement Amendment”). The Investor Rights Agreement Amendment provides that the common stock issuable upon conversion of the Series D Stock and the Warrants will be entitled to the same registration rights (including demand rights, incidental rights, and short-form rights) that were provided to holders of the Series C Stock, Series B Convertible Preferred Stock (“Series B Stock”) and warrants issued with such series of stock.

5.  Certificate of Designations, Preferences and Rights of Series C-1 Convertible Preferred Stock (the “Series C-1 Certificate of Designations”).  The Series C-1 Certificate of Designations is designed solely to create the Series C-1 Stock, a series of preferred stock identical to the Series C Stock except that it carries a 8%, rather than 6%, cumulative dividend, and carries a 10% dividend in the event of certain violations of the Series D Purchase Agreement or Series D Certificate of Designations.

6.  Exchange Agreement dated August 14, 2006 (the “Exchange Agreement”) between SoftBrands, CRP and ABRY.   The Exchange Agreement provides for the exchange of all outstanding Series C Stock for Series C-1 Stock on a share for share basis.  The exchange of such shares was completed on August 14, 2006.

7.  First Amendment, Waiver and Consent to Series C Convertible Preferred Stock and Warrant Purchase Agreement between SoftBrands, CRP and ABRY (the “Series C Consent”).  The Series C Consent (i) provides the consent required under the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock (the “Series C Certificate of Designations”) of holders of the Series C Stock to the creation and issuance of the Series D Stock, and (ii) amends the Series C Convertible Preferred Stock and Warrant Purchase Agreement dated as of August 17, 2005 (the “Series C Purchase Agreement”), to provide the same accommodation for borrowings under the Credit Agreement as provided by the Series D Purchase Agreement.

8.  Written Consent and Waiver dated August 14, 2006 between SoftBrands and CRP (the “Written Consent”).  The Written Consent provides the consent of CRP, as the sole holder of SoftBrands’ Series B Preferred Stock, to the sale of the Series D Stock and creation of the Series C-1 Stock, subject to a purchase option to CRP to acquire up to $1 million of the Series D Stock and Warrants.

9.  Second Amendment to Rights Agreement dated as of November 26, 2002 (the “Rights Amendment”).  The Rights Amendment excludes any person who purchases the Series D Stock or Warrants from ABRY or CRP from the effect of the Company’s Rights Plan.

B.  Credit Agreement dated August 14, 2006 (the “Credit Agreement”), between SoftBrands and certain subsidiaries of SoftBrands, as Borrowers, the Lenders Signatory thereto, and Wells Fargo Foothill, Inc., as Arranger and Administrative Agent.  On August 14, 2006, SoftBrands executed a Credit Agreement which includes a $21 million term loan maturing in 2013 that was used to finance the Merger, and a revolving credit facility providing an additional $9 million of credit availability based on cash flow.  Borrowings under the Credit Agreement are secured by all of the assets of SoftBrands and its subsidiaries under a Security Agreement, and related Trademark Security Agreement, Trademark Security Agreement, Copyright Security Agreement and  Source Code Escrow Agreement dated the same date.  See Item 2.03 of this Form 8-K.

Item 2.01  Completion of Acquisition or Disposition of Assets

On August 14, 2006, SoftBrands completed the acquisition of MAI Systems Corporation through the Merger of SBN Acquisition Corp., a subsidiary of SoftBrands formed solely for that purpose, with and into MAI.  MAI became a wholly-owned subsidiary of SoftBrands upon consummation of the Merger, and each outstanding share of MAI was converted into the right to receive cash plus an interest in an escrow account.  MAI is a leading provider of software products for the hospitality property management market, with its epitome® property management product, and of hotel reservations systems through its core® internet based booking system.

Of the $15.5 million aggregate purchase price for the outstanding shares of MAI, $2.5 million was deposited into an escrow account for 18 months to cover indemnity obligations and the $13 million balance is available for payment to MAI stockholders upon presentment of certificates and executed letters of transmittal.  SoftBrands also (i) repaid approximately $6.1 million of MAI indebtedness, including $250,000 due to the Internal Revenue Service, (ii) paid $700,000 of accrued consulting fees to a principal stockholder, (iii) paid $600,000 of severance obligations to the two principal executive officers of MAI, (iv) paid a total of $3 million, including $2 million in cash and $1 million by issuing shares of its common stock, to the two principal executives of MAI in consideration of execution of agreements prohibiting competition for a period of five years, and (v) executed consulting agreements with the two principal executives under which it will pay up to $1 million ($500,000 per executive) during the next three years for consulting services.

SoftBrands financed the purchase price through $21 million of borrowings under the Credit Agreement and the sale for $5 million of 5,000 shares of Series D Stock plus Warrants to purchase 333,333 shares of common stock.  The shares of Series D Stock and Warrants were sold to ABRY Mezzanine Partners, L.P., an investment fund managed by ABRY Partners.  John Hunt, a member of the Board of Directors of SoftBrands, is a principal with ABRY Partners and is a representative of ABRY on the SoftBrands board pursuant to a contractual right contained in the Series C Certificate of Designations and in the Series C Purchase Agreement.

Item 2.03  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)  On August 14, 2006, SoftBrands borrowed $21 million under the term loan facility of a Credit Agreement dated as of that date to finance the Merger.  The principal amount of the term loan is repayable in 78 equal monthly installments, commencing April 1, 2007.  The Credit Agreement also provides for a revolving line of credit under which SoftBrands may borrow up to

$9 million, or such lesser amount as is equal to 67% of its maintenance revenue for the twelve month period preceding the date of each borrowing, less amounts outstanding under the revolving line and the term loan and less reserves established by the lender.  SoftBrands may also request the lenders to issue letters of credit of up to $3 million in the aggregate under the revolving credit facility.

Borrowings under the Credit Agreement bear interest, payable monthly, ranging from 1.0% to 1.75% over the lenders’ prime rate, or from 2.0% to 2.75% over the London interbank rate, depending on the level of earnings before interest, taxes, depreciation and amortization (“EBITDA”) of SoftBrands for the twelve months preceding the monthly calculation date.  SoftBrands paid a $275,000 closing fee in connection with the credit agreement, $137,500 of which was paid upon execution of a commitment letter on July 28, 2006 and the remaining $137,500 was paid when the agreement was signed.  The revolving credit facility also carries a 0.25% unused line fee, a letter of credit fee equal to 2.5% per annum and servicing fees of $1,000 per month.

Borrowings under the revolving credit facility may be repaid and reborrowed.  The term loan may be repaid at any time, subject to a prepayment penalty of $300,000 if repaid within the first two years.   All borrowings under the credit agreement must be repaid with the proceeds from asset sales not in the ordinary course of business, other indebtedness incurred, extra-ordinary receipts and issuances of additional equity securities.  Repayment of borrowings can also be accelerated upon a default under the Credit Agreement, including failure to pay any installment of interest or principal when due, breach of covenants in the Credit Agreement, insolvency proceedings, a change of control of SoftBrands, and certain other matters.  The Agreement contains covenants requiring SoftBrands, among other things, to maintain specified levels of EBITDA measured for the three months ended December 31, 2006, the six months ended March 31, 2007, the nine months ended June 30, 2007, and the twelve months ended for each quarter thereafter.  It also requires ratios of EBITDA to fixed charges less capital expenditure ranging from .75 for the quarter ended December 31, 2006 to 1.1 for the twelve months ended September 30, 2008, and to limit capital expenditures to specific amounts.

Borrowings under the credit agreement are secured by all of the assets of SoftBrands and its United States subsidiaries under a Security Agreement, and related Trademark Security Agreement, Trademark Security Agreement, Copyright Security Agreement and  Source Code Escrow Agreement dated the same date, as well as by a pledge of all of the stock held by SoftBrands in its United States subsidiaries and 65% of the stock of non-US subsidiaries.  See Item 2.03 of this Form 8-K.  Each of SoftBrands’ three principal United States Subsidiaries, as well as MAI and its principal US subsidiaries, are borrowers and obligors under the Credit Agreement.

Item 3.02  Unregistered Sale of Securities.

(a)           (i)  On August 14, 2006, SoftBrands sold 5,000 shares of its Series D Stock and Warrants to purchase 333,333 shares of its common stock.

(ii) On August 14, 2006, SoftBrands issued a total of 579,508 shares of its common stock to two former executive officers of MAI in consideration of execution of a Noncompetition, Nonsolicitation, Nondisparagement, and Nondisclosure Agreement (“Noncompete Agreement”) with each of such officers.

(c)           (i) The Series D Stock and Warrants were sold for $5,000,000 in cash, and SoftBrands paid a $250,000 placement fee to ABRY and a $75,000 consent fee to CRP as holder of Series B Stock.

(ii)  The Common Stock issued in connection with the  Noncompete Agreements (the “Noncompete Stock”) was issued in partial consideration for the Noncompete Agreements.  The value per share of Noncompete Stock was based on the average closing price of SoftBrands common stock for the ten trading days ending with the day of public announcement of execution of the Merger Agreement (August 3, 2006).  Based on such average, the 579,508 shares so issued had a value of $1 million.

(d)           (i) The Series D Stock and Warrants were sold in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. SoftBrands did not use any form of general solicitation or general advertising in selling the securities.  The Series D Purchase Agreement contains representations by ABRY that it purchased for investment and not with an intent or selling or distributing the Series D Stock or Warrants to the public, and similar acknowledgements as to the knowledge of ABRY of the restricted nature of the securities. The Series D Stock and Warrants contain a legend prohibiting their resale without registration or an available exemption from registration.

(ii)  The Noncompete Stock was also issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Merger Agreement contains representations by each of the executives who received Noncompete Stock that he purchased for investment and not with an intent or selling or distributing the Noncompete Stock to the public, and similar acknowledgements as to the knowledge of such the executives of the restricted nature of the securities. The Noncompete Stock contains a legend prohibiting its resale without registration or an available exemption from registration.

(e)           (i)  The Series D Stock, which has a face value of $1,000 per share, is convertible at any time at the election of the holder into shares of common stock at a price of $1.67 per share (at a ratio of 598.8 shares of common stock for each share of Series D Stock).  SoftBrands is obligated to pay cash for fractional shares and any accrued dividends in cash.  The conversion price is subject to adjustment, on a weighted average basis, for issuances of common stock and common stock equivalents (subject to certain exceptions) at a price below the conversion price or below 80% of market price, but the conversion price may not be adjusted below $.92 per share.  SoftBrands can force conversion of the Series D Stock at any time after August 14, 2008, provided that the market price of SoftBrands’ common stock (as tested over a 30 day period) is equal to or greater than twice the conversion price,  and certain other conditions are met.  The Warrants may be exercised by the holder at any time prior to August 14, 2016 to purchase common stock at a price of $1.84 per share, subject to adjustment in the same manner as the conversion price of the Series D Stock.  A holder may exercise the warrants by canceling the warrant with respect to a number of shares of common stock as is equal to the aggregate exercise price of the shares with respect to which it is being exercised divided by the difference between the market price and the exercise price multiplied by the number of shares so cancelled.  The summary of the Series D Certificate of Designations set forth in Item 5.03 of this Form 8-K is incorporated herein by reference.

Item 3.03  Material Modification of Rights of Security Holders.

The terms of the Series D Stock and Series C-1 Stock provide for a preference in liquidation over SoftBrands’ common stock, provide for payment of mandatory preferential dividends of 8% of their $1,000 face value per share per annum increased to 10% in certain events, and participation on an as-converted basis in any dividends payable on the common stock, provide for a class vote of the Series C-1 Stock for one director of SoftBrands, and in the event the Series C-1 Stock is no longer outstanding, a class vote of the Series D Stock for such a director, and provide for a class vote of 75% of the Series C-1 Stock and 75% of the Series D Stock on (i) any amendments to SoftBrands’ Certificate of Incorporation or bylaws that adversely affects such series, (ii) any authorization or issuance, directly or through reclassification or business combination, of any new class of stock or debt convertible into, exchangeable for or having rights to purchase stock, that has a dividend or liquidation preference over such series of stock, and (iii) the payment of dividends on, or redemption of, SoftBrands’ Common Stock.  Further, the conversion price adjustment provisions of the Series C-1 Stock and Series D Stock could cause further dilution in the ownership of holders of common stock.  The description of the Series C-1 Certificate of Designations and the Series D Certificate of Designations set forth in Item 5.03 of this Form 8-K is incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)  In accordance with resolutions adopted by its Board of Directors and authority contained in Section 4 of its Restated Certificate of Incorporation, as previously amended, on August 14, 2006, SoftBrands filed the Series C-1 Certificate of Designations creating a new series of 18,000 shares of Series C-1 Stock and the Series D Certificate of Designations creating a new series of 6,673 shares of Series D Stock.  The Series C-1 Certificate of Designations is identical to the Series C Certificate of Designations, except that it provides for an 8%, rather than 6% dividend, a 10% rate of dividends in the event of violation of the Series C Certificate of Designations or Series C Purchase Agreement.  The Series D Certificate of Designations provides for:

•                  Dividends, payable whether not earned, of 8% of the $1,000 face value of the Series D Stock per annum, and payable on June 30 and December 31 of each year;

•                  Dividends increased by 2% in the event SoftBrands fails to comply with provisions of the Series D Certificate of Designations or the Series D Purchase Agreement;

•                  Participation on an “as converted basis” in dividends on other classes of stock;

•                  A preference in any distributions upon liquidation of SoftBrands before payments on any other classes of securities but ranking on a par with the Series C-1 Preferred Stock;

•                  Redemption of the Series D Stock at the option of SoftBrands, at the face value per share plus accrued dividends, commencing after August 14, 2007, provided that:

•                  The market price of SoftBrands’ common stock, based on a 30 day average preceding notice, is equal to at least twice the conversion price;

•                  The monthly trading volume during such 30 day measurement period is at least 95% of average monthly trading volume during the preceding 90 days;

•                  The amount called for redemption does not exceed 75% of such monthly trading volume; and

•                  SoftBrands has filed and caused to become effective a registration statement covering the resale of shares of common stock issued upon conversion;

•                  Mandatory redemption of the Series D Stock upon a change of control approved by the Board of Directors of SoftBrands;

•                  Voting on the basis of the number of shares of common stock into which it is initially convertible, except that

•                  Holders of Series D Stock have the right, by majority vote, to elect one member of the Board of Directors if such a director has not been elected by the Series C-1 Stock;

•                  Holders of Series D Stock have the right, by vote of holders of 75% of the Series D Stock, to:

•                  approve amendments to SoftBrands’ Certificate of Incorporation and bylaws that adversely effect the Series D Stock;

•                  approve the issuance or authorization, directly or through reclassification, of any new stock or debt with equity features that has a preference as to liquidation or dividends over the Series D Stock;

•                  approve amendments to the Series D Certificate of Designations; and

•                  approve the payment of any dividend on, or redemption of, any other class of equity securities (other than the Series C-1 Stock;

•                  Convertible at any time into common stock at a price $1.67 per share subject to:

•                  traditional adjustment for stock splits, dividends, combinations;

•                  broad based, weighted average price anti-dilution adjustment for:

•                  shares and share equivalents (other than excluded issuances) issued by SoftBrands for less than the conversion price;

•                  shares and share equivalents (other than excluded issuances)  issued by SoftBrands for less than 80% of the market price (based on a 30 day average);

•                  exclusion for shares and share equivalents issued under employee benefit plan, existing options, warrants and convertible securities, acquisitions approved by the ABRY director, and bank, equipment financing and joint venture arrangements totaling up to 1% of common stock outstanding.

Item 9.01.  Financial Statements and Exhibits

(a) and (b)   SoftBrands is not including the financial statements of MAI specified in Rule 3-05(b) of Regulation S-X, or the pro forma combined financial information required by Article 11 of Regulation S-X, with this Form 8-K, but will file such financial statements and financial information by amendment to this Form 8-K within 71 days of the date hereof.

(c) Exhibits

2.2                                 Escrow Agreement dated as of August 14, 2006 among SoftBrands, Inc., MAI Systems Corporation, William Brian Kretzmer as Stockholders’ Representative, and Wells Fargo Bank, National Association.

3.1                                 Certificate of Designations, Preferences and Rights of Series C—1 Convertible Preferred Stock

3.2                                 Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock

4.1                                 Form of Stock Purchase Warrant dated August 14, 2006

4.2                                 Second Amendment, dated as of August 14, 2006 (the “Rights Amendment”), to the Rights Agreement, dated as of November 26, 2002, between the SoftBrands, Inc. and Wells Fargo Bank, National Association

10.1                           Series D Convertible Preferred Stock and Warrant Purchase Agreement dated as of August 14, 2006 among SoftBrands, Inc., ABRY Mezzanine Partners, L.P. and Capital Resource Partners IV, L.P.

10.2                           First Amendment dated August 14, 2006 to Amended and Restated Investor Rights Agreement dated August 17, 2005 among SoftBrands, Inc., ABRY Mezzanine Partners, L.P. and Capital Resource Partners IV, L.P.

10.3                           First Amendment, Waiver And Consent To Series C Convertible Preferred Stock And Warrant Purchase Agreement dated August 14, 2006, among SoftBrands, Inc., ABRY Mezzanine Partners, L.P. and Capital Resource Partners IV, L.P.

10.4                           Exchange Agreement dated as of August 14, 2006 among SoftBrands, Inc., ABRY Mezzanine Partners, L.P. and Capital Resource Partners IV, L.P.

10.5                           Written Consent and Waiver dated August 14, 2006 between and SoftBrands, Inc. and Capital Resource Partners IV, L.P.

10.6                           Credit Agreement dates as of August 14, 2006, among SoftBrands, Inc., SoftBrands Manufacturing, Inc., SoftBrands Licensing, Inc., SoftBrands International, Inc., MAI Systems Corporation, Hotel Information Systems, Inc., CLS Software International, Inc., the Lenders signatory thereto, and Wells Fargo Foothill, Inc., as Arranger and Administrative Agent.

99.0                           Press Release dated August 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 18, 2006

SOFTBRANDS, INC.

/s/ Gregg A. Waldon
Gregg A. Waldon, Senior Vice President, Chief
Financial Officer and Secretary